Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Espey Mfg. & Electronics Corp.


We consent to the use of our report dated August 12, 2005, with respect to the balance sheets of Espey Mfg. & Electronics Corp. as of June 30, 2005 and 2004, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended, incorporated herein by reference.



                                  /s/ KPMG LLP

Albany, New York
October 10, 2005